CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 29, 1996, on our audit of the consolidated financial statements of QPQ Corporation and Subsidiaries as of December 31, 1995 and for the year then ended, which report is included in the Company's 1996 Annual Report on Form 10-KSB.



/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Miami, Florida
June 11, 1997






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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus of QPQ Corporation, for the registration of 1,112,840 shares of its common stock, of our report dated March 27, 1997, with respect to the consolidated financial statements of QPQ Corporation and Subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 1996.



                                    /s/ Moore Stephens Lovelace, P.L.

                                    MOORE STEPHENS LOVELACE, P.L.
                                    Certified Public Accountants


Orlando, Florida
June 11, 1997